UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): December 30, 2005

Alpharma Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification No.)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

________________________ Not Applicable ______________________ (Former name or former address, if changed since last report)

Item 1.01. Entry Into A Material Definitive Agreement

By unanimous written consent dated as of December 30, 2005, the Board of Directors of the Registrant (the "Board") adopted amendments to the Registrant's 2005 Supplemental Savings Plan (the "Savings Plan") that, among other things, provide that (i) no employee may become a participant in the Savings Plan after December 31, 2005, (ii) participants may no longer elect to defer compensation effective as of the first payroll period ending in 2006, (iii) all compensation deferral elections made prior to December 31, 2005 are revoked with respect to compensation paid after the last payroll period ending in 2005, (iv) all payment elections made prior to December 31, 2005 are revoked, and (v) no company matching contributions will be made to the Savings Plan with respect to compensation paid after the last payroll period ending in 2005.

In addition, effective December 30, 2005, the Board adopted amendments to the Registrant's Supplemental Pension Plan (the "Pension Plan") that, among other things, provide that service after December 31, 2005 and compensation paid after the last payroll period ending 2005 will not be taken into account when determining supplemental pension benefits.

Both the Savings Plan and the Pension Plan are applicable to the Named Executive Officers of the Registrant and other officers and key executives of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Robert F. Wrobel
Robert F. Wrobel Executive Vice President and Chief Legal Officer

Date: January 6, 2006